Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 20, 2017, among Double Eagle Lone Star LLC, a Delaware limited liability company, DE Operating LLC, a Delaware limited liability company, Veritas Energy Partners, LLC, a Delaware limited liability company, and Novus Land Services LLC, a Delaware limited liability company (the “Guaranteeing Subsidiaries”), each an indirect subsidiary of Parsley Energy, LLC, a Delaware limited liability company (the “Company”), the Company, Parsley Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers” and each individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 13, 2017, providing for the issuance of 5.250% Senior Notes due August 15, 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.    NO RECOURSE AGAINST OTHERS. No director, manager, officer, member, partner, employee, incorporator or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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5.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Issuers.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

DOUBLE EAGLE LONE STAR LLC

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

DE OPERATING LLC

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

VERITAS ENERGY PARTNERS, LLC

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

NOVUS LAND SERVICES LLC

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

Signature Page to First Supplemental Indenture

5.250% Senior Notes due 2025

ISSUERS:

PARSLEY ENERGY, LLC

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

PARSLEY FINANCE CORP.

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

GUARANTORS:

PARSLEY ENERGY AVIATION, LLC

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

PARSLEY ENERGY OPERATIONS, LLC

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

Signature Page to First Supplemental Indenture

5.250% Senior Notes due 2025

PARSLEY ENERGY, L.P.

By:	PARSLEY GP, LLC, its general partner

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

PARSLEY MINERALS, LLC

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

PARSLEY GP, LLC

By:	/s/ Ryan Dalton
	Name:	Ryan Dalton
	Title:	Executive Vice President—Chief Financial Officer

Signature Page to First Supplemental Indenture

5.250% Senior Notes due 2025

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shazia Flores
Authorized Signatory

Signature Page to First Supplemental Indenture

5.250% Senior Notes due 2025